Exhibit 10.33

AMENDMENT NO. 3 TO

CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 27, 2018, by and among the lenders identified on the signature pages hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender", and collectively, "Lenders"), TCW ASSET MANAGEMENT COMPANY, as Agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation ("Parent"), DBG SUBSIDIARY INC., a Delaware corporation ("DBG"), HUDSON CLOTHING, LLC, a California limited liability company ("Hudson"), RG PARENT LLC, a Delaware limited liability company (the "RG Parent"), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company ("RG Holding"), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company ("RG Designs"), DFBG SWIMS, LLC, a Delaware limited liability company ("Swims"), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company ("RG Retail" and together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs, and Swims, collectively, the "Borrowers", and each a  "Borrower"), and the Guarantors party hereto.

WHEREAS, Borrowers, Parent, Guarantors, Agent and Lenders are party to that certain Credit and Security Agreement, dated as of January 28, 2016 (as amended, supplemented or otherwise modified from time to time and in effect as of the date hereof, the "Credit Agreement");

WHEREAS, the parties hereto have agreed to make certain modifications to the Credit Agreement, as more fully set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, and subject to the satisfaction of the conditions precedent set forth in herein, Parent, Borrowers, Guarantors, the Lenders and Agent hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

2.   Amendment.  In reliance upon the representations and warranties of Borrowers herein, and subject to the satisfaction of the conditions to effectiveness herein, the Credit Agreement is hereby amended as follows:

(a)   Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definitions thereto:

"Third Amendment Date" means March 27, 2018.

(b)   Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating each of the following definitions therein:

"Applicable Margin" means (a) the applicable rate per annum corresponding to the applicable Net Senior Leverage Ratio, all as set forth in the following table:

Net Senior Leverage Ratio	Base Rate	LIBOR Rate
≥ 4.50 to 1.00	9.75%	10.75%
≥ 4.00 to 1.00, but < 4.50 to 1.00	8.75%	9.75%
≥ 3.00 to 1.00, but < 4.00 to 1.00	8.00%	9.00%
≥ 2.50 to 1.00, but < 3.00 to 1.00	7.50%	8.50%
<2.50 to 1.00	6.00%	7.00%

and (b) with respect to any Incremental Term Loans, a percent per annum set forth in the applicable Incremental Facility Amendment.

The Applicable Margin shall be adjusted quarterly, to the extent applicable, as of the first Business Day following the date on which financial statements are required to be delivered pursuant to Section 6.1 (including with respect to the last Fiscal Quarter of each Fiscal Year) after the end of each related Fiscal Quarter based on the Net Senior Leverage Ratio as of the last day of such Fiscal Quarter; provided that, commencing on the Third Amendment Date and ending on the date on which financial statements are required to be delivered pursuant to Section 6.1 with respect to the Fiscal Quarter ending March 31, 2018, the Applicable Margin shall be the rates corresponding to the Net Senior Leverage Ratio of ≥ 4.50 to 1.00 in the foregoing table.  Notwithstanding the foregoing, (a) if Borrowers fail to deliver the financial statements and the related Compliance Certificate required by Section 6.1, by the respective date required thereunder after the end of any related Fiscal Quarter, if requested in writing by Agent or Required Lenders, the Applicable Margin, to the extent applicable, shall be the rates corresponding to the Net Senior Leverage Ratio of ≥ 4.50 to 1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered (plus, if requested by Agent or Required Lenders, the default rate of interest as described in Section 2.6(b)), and (b) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing; provided, that any such reduction shall occur on the date all such Events of Default have been cured or waived in accordance with the terms of this Agreement.

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, Agent determines that (a)

the Net Senior Leverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Net Senior Leverage Ratio would have resulted in a different Applicable Margin for any period, then (i) if the proper calculation of the Net Senior Leverage Ratio would have resulted in a higher Applicable Margin for such period, Borrowers shall automatically and retroactively be obligated to pay to Agent, for the benefit of the applicable Lenders, promptly on demand by Agent (accompanied by back-up calculations relating thereto in accordance with this Agreement), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Net Senior Leverage Ratio would have resulted in a lower Applicable Margin for such period, neither Agent nor any Lender shall have any obligation to repay any interest  to Borrowers; provided, such excess shall be credited in a manner reasonably acceptable to Agent against interest and fees payable hereunder in the next succeeding period, and provided further, that, if as a result of any restatement or other event a proper calculation of the Net Senior Leverage Ratio would have resulted in a higher Applicable Margin for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then (x) the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest  that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods and (y) the amount credited to Borrowers pursuant to clause (ii) above shall be based upon the excess, if any, of the amount of interest  paid by Borrowers for all applicable periods over the amount of interest that should have been paid for all such periods.

"Net Senior Leverage Ratio" means, with respect to any twelve-month period, the ratio of (x) (i) the principal amount of Indebtedness outstanding under the Revolving Credit Facility, the Term Loan, any Factoring Agreement, any Permitted Purchase Money Indebtedness and any Capital Leases, minus (ii) unrestricted cash on hand of the Loan Parties, up to an aggregate amount not to exceed $5,000,000 (or, solely for purposes of determining compliance with Section 8(a) for the 4 Fiscal Quarter period ended December 31, 2017, $8,250,000), that is subject to a Control Agreement in favor of Agent, in each case, as of the last day of such period to (y) EBITDA for such period.

"Net Senior Rent Adjusted Leverage Ratio" means, with respect to any twelve-month period, the ratio of (i) (a)(x) the principal amount of Indebtedness outstanding under the Revolving Credit Facility, the Term Loan, any Factoring Agreement, any Permitted Purchase Money Indebtedness and any Capital Leases minus (y) the aggregate amount of unrestricted cash on hand of the Loan Parties, up to an aggregate amount not to exceed $5,000,000 (or, solely for purposes of determining compliance with Section 8(b) for the 4 Fiscal Quarter period ended December 31, 2017, $8,250,000), that is subject to a Control Agreement in favor of Agent, in each case, as of the last day of such period, plus (b) Consolidated Rental Expense for such period to (ii) EBITDAR for such period.

(c)   Sections 8(a) and (b) of the Credit Agreement are amended and restated in their entirety as follows:

(a)Net Senior Leverage Ratio.  Permit the Net Senior Leverage Ratio for any period of 4 consecutive Fiscal Quarters of Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Net Senior Leverage Ratio
June 30, 2016	4.20 to 1.00
September 30, 2016	4.20 to 1.00
December 31, 2016	4.25 to 1.00
March 31, 2017	5.75 to 1.00
June 30, 2017	5.25 to 1.00
September 30, 2017	5.25 to 1.00
December 31, 2017	4.50 to 1.00
March 31, 2018	5.25 to 1.00
June 30, 2018	5.00 to 1.00
September 30, 2018	4.85 to 1.00
December 31, 2018	4.02 to 1.00
March 31, 2019	4.04 to 1.00
June 30, 2019	3.64 to 1.00
September 30, 2019	3.60 to 1.00
December 31, 2019	3.51 to 1.00
March 31, 2020	3.50 to 1.00
June 30, 2020	3.08 to 1.00
September 30, 2020	3.06 to 1.00
December 31, 2020 and each March 31, June 30, September 30 and December 31 thereafter	2.98 to 1.00

(b)Net Senior Rent Adjusted Leverage Ratio.  Permit the Net Senior Rent Adjusted Leverage Ratio for any period of 4 consecutive Fiscal Quarters of

Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Net Senior Rent Adjusted Leverage Ratio
June 30, 2016	5.29 to 1.00
September 30, 2016	5.29 to 1.00
December 31, 2016	5.49 to 1.00
March 31, 2017	6.60 to 1.00
June 30, 2017	6.25 to 1.00
September 30, 2017	6.25 to 1.00
December 31, 2017	5.75 to 1.00
March 31, 2018	6.52 to 1.00
June 30, 2018	6.43 to 1.00
September 30, 2018	6.31 to 1.00
December 31, 2018	5.50 to 1.00
March 31, 2019	5.52 to 1.00
June 30, 2019	5.26 to 1.00
September 30, 2019	5.25 to 1.00
December 31, 2019	5.17 to 1.00
March 31, 2020	5.18 to 1.00
June 30, 2020	4.92 to 1.00
September 30, 2020	4.93 to 1.00
December 31, 2020 and each March 31, June 30, September 30 and December 31 thereafter	4.86 to 1.00

3.   Reaffirmation and Confirmation.  Each of Parent, each Borrower and each Guarantor hereby (a) ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, (b) agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations and (c) ratifies, affirms, acknowledges and agrees to the Liens and rights securing payment of the Obligations in all respects.

4.   Conditions to Effectiveness.  This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent:

(a)   Agent shall have received counterparts hereof, duly executed and delivered by all the parties hereto;

(b)   no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment;

(c)   after giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in this Amendment and/or in any other Loan Document shall be true and correct in all material respects on and as of the date hereof except (i) to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof; and

(d)   Borrowers shall have paid to Agent, for the account of each Lender, all fees and all reasonable and documented out-of-pocket expenses under the Credit Agreement, this Amendment and the other Loan Documents (including the outstanding fees and expenses of Agent, including without limitation, legal fees and expenses) to the extent such fees and expenses have been invoiced to Borrowers at least one (1) Business Day prior to the date hereof.

5.   Representations and Warranties.  Each of Parent and each Borrower represents, warrants and covenants to Agent and the Lenders as of the date hereof (and after giving effect to the consent contained herein):

(a)   each of Parent, each Borrower and each Guarantor is duly authorized to execute and deliver this Amendment to the Lenders and Agent;

(b)   the execution, delivery and performance of this Amendment, (i) has been duly authorized by all necessary action on the part of each Loan Party party or any of its Subsidiaries party thereto, (ii) does not violate the Governing Documents of any Loan Party or any of its Subsidiaries, (iii) does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices or actions that have been obtained and that are in force and effect, (iv) does not violate any provision of federal, state, provincial, foreign or local law or regulation applicable to any Loan Party or any of its Subsidiaries or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or any of its Subsidiaries, and (v) does not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or any of its Subsidiaries; and

(c)   no Default or Event of Default has occurred and is continuing on the date hereof after giving effect to this Amendment.

6.   Miscellaneous.

(a)   Costs and Expenses.  Each of Parent and each Borrower agrees to pay on demand all reasonable and documented fees and out-of-pocket expenses of designated counsel to Lenders and Agent in connection with this Amendment in accordance with the Credit Agreement.

(b)   Loan Document.  Each of Parent and each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Credit Agreement.

(c)   No Waiver; Full Force and Effect.  Except as expressly stated herein, nothing contained herein shall be deemed to (i) constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or (ii) prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with any Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended from time to time.  Nothing contained herein shall constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Credit Agreement and other Loan Documents shall remain unchanged and shall continue in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended or modified hereby.

(d)   Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender and their respective successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (all such Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, at law or in equity, which any Releasing Party now owns, holds, has or claims to have against the Releasees or any of them and which are actually known by such Releasing Party, for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment for or on account of, or in relation to, or in any way in connection with this Amendment, the Credit Agreement, or any of the other Loan Documents or any of the transactions hereunder or thereunder.  Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any

Claim released thereby, and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with, and in favor of, each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim expressly released, remised and discharged by any Releasing Party pursuant to this Section 6(d).  If any Releasing Party violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Releasee as a result of such violation.

(e)   Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic delivery (including ".pdf") shall be equally effective as delivery of an original executed counterpart of this Amendment.

(f)   Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York.  The choice of law and venue, jury trial waiver and judicial reference provisions set forth in Section 13 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.

(g)   No Third Party Beneficiaries.  This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assignees of the parties hereto. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the parties hereto with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Amendment.

(h)   Headings.  Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(i)   Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

DBG SUBSIDIARY INC., a Delaware corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

HUDSON CLOTHING, LLC, a California limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

RG PARENT LLC, a Delaware limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

ROBERT GRAHAM RETAIL LLC a Delaware limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Credit and Security Agreement

ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

DFBG SWIMS, LLC, a Delaware limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Credit and Security Agreement

GUARANTORS:

INNOVO WEST SALES, INC., a Texas corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

DBG HOLDINGS SUBSIDIARY INC., a California corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

HUDSON CLOTHING HOLDINGS, INC., a Delaware corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

HC ACQUISITION HOLDINGS, INC., a Delaware corporation

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Credit and Security Agreement

RGH GROUP LLC, a Delaware limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

MARCO BRUNELLI IP, LLC, a Delaware limited liability company

By:	/s/ Bob Ross
Name:	Bob Ross
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Credit and Security Agreement

AGENT:

TCW ASSET MANAGEMENT COMPANY

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

Signature Page to Amendment No. 3 to Credit and Security Agreement

LENDERS:

TCW DIRECT LENDING LLC
By TCW Asset Management Company LLC
Its Investment Advisor,
as a Lender

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

TCW DIRECT LENDING STRATEGIC VENTURES LLC,
as a Lender

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

WEST VIRGINIA DIRECT LENDING LLC
By TCW Asset Management Company LLC
Its Investment Advisor,
as a Lender

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

Signature Page to Amendment No. 3 to Credit and Security Agreement